                                                                    EXHIBIT 10.6


     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION UNDER SUCH ACT IS IN EFFECT AS TO SUCH TRANSFER, SUCH TRANSFER IS MADE PURSUANT TO RULE 144, OR, IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.

No. W-2 Right to Purchase 50,000 Shares of Series A Convertible Preferred Stock of Abgenix, Inc.

                                  ABGENIX, INC.

          Series A Senior Convertible Preferred Stock Purchase Warrant

     Abgenix, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received Cell Genesys, Inc. ("Cell Genesys") or registered assign (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender hereof Fifty Thousand (50,000) fully paid and nonassessable shares of Series A Senior Convertible Preferred Stock of the Company (the "Series A Preferred Stock"). The number, character and Exercise Price of such shares of Series A Preferred Stock are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant and any Warrant delivered in substitution or exchange herefor as provided herein.

     This Warrant is issued in consideration of the credit guaranty (the "Guaranty") provided by Cell Genesys in connection with certain tenant improvements and capital equipment leaselines for the Company.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable by the Holder, in whole or in part, at any time or from time to time before 5:00 P.M., California time, on the date three (3) years from issuance, and shall be void thereafter.

     2. EXERCISE PRICE. This Warrant may be exercised at an exercise price of $6.00 per share (the "Exercise Price").

     3.   EXERCISE OF WARRANT.

          3.1 General. This Warrant may be exercised by the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, accompanied by payment in cash or by check acceptable to the Company of the aggregate Exercise Price of the shares to be purchased.

          3.2 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          3.3 Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

     4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and in any event no later than 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Series A Preferred Stock to which the Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise.

     5. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          5.1 Conversion or Redemption of Series A Preferred Stock. Should all of the Company's Series A Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant, redeemed or converted into shares of the Company's Common Stock in accordance with Section 2.4 of the Company's Certificate of Designation of Series A Senior Convertible Preferred Stock, then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series A Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing
(x) the aggregate Exercise Price of the maximum number of shares of Series A Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the foregoing, the "Articles" shall mean the Articles of Incorporation of the Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company's Series A Preferred Stock.

          5.2 Reclassification, etc. If the Company, at any time while this Warrant, or any portion of this Warrant, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities issuable upon exercise of this Warrant into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were issuable under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted. No adjustment shall be made pursuant to this Section 5.2 upon any conversion or redemption of the Series A Preferred Stock, which is the subject of Section 5.1.

          5.3 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion of this Warrant, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares of the capital stock of the Company deliverable upon exercise if this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer of this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5. The foregoing provisions of this Section 5.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          5.4 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion of this Warrant, remains outstanding and unexpired shall split, subdivide or combine the securities issuable upon exercise of this Warrant into a different number of securities of the same class, the number of shares for which this Warrant may be exercised shall be proportionately increased and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision and such number of shares shall be proportionately decreased and the Exercise Price for such securities shall be proportionately increased in the case of a combination.

          5.5 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion of this Warrant, remains outstanding and unexpired the holders of the securities issuable upon exercise of this Warrant shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security issuable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving affect to all adjustments called for during such period by the provisions of this
Section 5.

          5.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such reasonable action as may be necessary or appropriate in order to protect the rights of the Holder against Impairment.

     6. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and deliver on the exercise of the Warrant, all shares of Series A Preferred Stock (or other securities) from time to time issuable on the exercise of this Warrant.

     7. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES.

               (a) Legends. This Warrant and the shares issued upon the exercise hereof shall be imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION UNDER SUCH ACT IS IN EFFECT AS TO SUCH TRANSFER, SUCH TRANSFER IS MADE PURSUANT TO RULE 144, OR, IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, SUCH REGISTRATION IS NOT REQUIRED."

          (b) Transferability and Nonnegotiability of Warrant. This Warrant may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act"). Any purported transfer or assignment made other than in accordance with this Section 7(b) shall be null and void and of no force and effect. This Warrant may be transferred or assigned pursuant to Rule 144 promulgated under the Act or pursuant to an opinion of counsel to the Holder, in form and substance reasonably acceptable to the Company, that (i) the transferee is a person to whom the Warrant and the underlying shares may be legally transferred without registration under the Act; and (ii) such transfer will not violate any applicable law or governmental rule or regulation including, without limitation, any applicable federal or state securities law.

          (c) Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, or (in the case of mutilation) surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void.

          (d) Indemnification. The Holder and each holder of series A Preferred Stock or other securities issued or issuable upon exercise of this warrant shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities (other than consequential damages), joint or several, to which the Company or any such director, officer or any such person may become subject under the Act or statute or common law, to the extent, and only to the extent, that such losses, claims, damages or liabilities, or actions in respect thereof, result directly from the disposition by the Holder of this Warrant, the Series A Preferred Stock or any other securities issued upon exercise of this Warrant in violation of the provisions of Section 7(b) of this Warrant.

     8.    RIGHTS OF HOLDER.   The Holder shall not, by virtue hereof, be
entitled to any of the rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and provided for under applicable laws and are not enforceable against the Company except to the extent set forth herein or provided for under applicable laws.

     9.     NOTICES.   All notices and other communications from the Company to
the holder of this Warrant shall be delivered in person or mailed by first class certified mail to the holder at the following address:

                                 Cell Genesys, Inc.
                                 342 Lakeside Drive
                                 Foster City, California  94404
                                 Attn:  President and CEO

     10.   BREACH OF GUARANTY.   In the event that Cell Genesys is in default
of its obligations under the Guaranty, this Warrant shall immediately cease to be exercisable and Holder shall have no further rights to purchase shares hereunder.

     11.   MISCELLANEOUS.   This Warrant and any term hereof may be changed,
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents entered into and performed entirely within California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


Date:  March 27, 1997                       ABGENIX, INC.



                                            By:   /s/   R. Scott Greer
                                                -------------------------------
                                                        R. Scott Greer
                                                        President and Chief
                                                        Executive Officer